As filed with the Securities and Exchange Commission on March 23, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

HEALTHEXTRAS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	52-2181356
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

800 King Farm Boulevard, Rockville, Maryland 20850

(301) 548-2900

(Address, including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

David T. Blair

Chief Executive Officer

800 King Farm Boulevard

Rockville, Maryland 20850

(301) 548-2900

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Thomas J. Haggerty, Esq. Muldoon Murphy & Aguggia LLP 5101 Wisconsin Avenue, N.W. Washington, D.C. 20016 Telephone: (202) 362-0840 Facsimile: (202) 966-9409	Karen E. Shaff, Esq. Principal Financial Group, Inc. 711 High Street Des Moines, Iowa 50392 Telephone: (515) 247-5111

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this Registration Statement, as determined by the Registrant.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I. D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common stock, par value $0.01 per share	3,000,000 shares	$36.93	$110,790,000	$11,855

(1)	Calculated in accordance with Rule 457(c) under the Securities Act of 1933, based on $36.93, the average of the high and low prices of the common stock on the Nasdaq Stock Market’s National Market on March 21, 2006.

PROSPECTUS

3,000,000 Shares

Common Stock

All of the shares of common stock in this offering are being sold by the selling stockholders. HealthExtras, Inc. will not receive any of the proceeds from the sale of shares by the selling stockholders.

Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares. The selling stockholders may sell the shares of common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell the shares in the section entitled “Plan of Distribution” beginning on page 3.

Our common stock is traded on the Nasdaq National Market under the symbol “HLEX.” The last reported sale price of our common stock on March 22, 2006 was $36.89 per share.

Investing in our common stock involves risks. See “Risk Factors” on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus or whether it is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 23, 2006.

i

ABOUT THIS PROSPECTUS

You should rely only the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplements. Neither we, the selling stockholders not any underwriter has authorized anyone to provide information different from that contained in this prospectus and the documents incorporated by reference herein. The information contained in this prospectus, in any prospectus supplement, in any document incorporated by reference or any other offering material is accurate only as of its date, regardless of the time of delivery of this prospectus or any sale of common stock. As used in this prospectus, unless otherwise required by the context, the terms “we,” “us,” “our,” the “Company” and “HealthExtras” refer to HeathExtras, Inc. and its consolidated subsidiaries. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires. You should carefully read this entire prospectus and the documents incorporated by reference into this prospectus.

THE COMPANY

We provide pharmacy benefit management, “PBM,” services and supplemental benefit programs. Our PBM segment, which operates under the brand name “Catalyst Rx,” provides our clients access to a contracted, non-exclusive national network of more than 55,000 pharmacies. It accounted for 94%, 91% and 86% of our revenue in 2005, 2004 and 2003, respectively, and is expected to be the primary source of our growth and profits in the future. Our PBM clients include more than 1,000 self-insured employers, including state and local governments, third-party administrators, referred to as “TPAs,” and managed care organizations, who contract with us to administer the prescription drug component of their overall health benefit programs. Total claims processed increased to 17.1 million in 2005 from 12.8 million in 2004 and our PBM segment revenue increased by 37% from 2004 to 2005.

We also offer supplemental benefit programs developed by us under the brand name “HealthExtras,” which include lump sum accidental disability benefits, accidental death and dismemberment benefits, and emergency accident and sickness medical benefits. We contract with insurance companies to underwrite the insurance components of these programs. As a result, the financial responsibility for the payment of claims resulting from a qualifying event covered by the insurance features of our programs is borne by the third-party insurers. Our supplemental benefits segment accounted for 6%, 9% and 14% of our revenue in 2005, 2004 and 2003, respectively. Individuals are the major purchasers of these programs.

The Company was incorporated in Delaware in 1999. Our principal executive offices are located at 800 King Farm Boulevard, 4th Floor, Rockville, Maryland 20850. Our telephone number is (301) 548-2900. Our Internet website is www.healthextras.com. The information on our website is not part of this prospectus.

RISK FACTORS

Investing in our common stock involves risks. You should carefully consider the risks, uncertainties and assumptions discussed under the section “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2005, which are incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other documents we file with the Securities and Exchange Commission in the future. See also “Where You Can Find More Information.” Additional risks not presently known to us or which we consider immaterial based on information currently available to us may also materially adversely affect us.

FORWARD-LOOKING STATEMENTS

Some statements in this prospectus (or otherwise made by us or on our behalf from time to time in other reports, filings with the SEC, news releases, conferences, internet postings or otherwise) contain certain forward- looking statements, including without limitation, statements concerning our operations, economic performance and financial condition. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate” and other similar expressions generally identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based largely on our current expectations and are subject to a number of risks and uncertainties, including, without limitation, those identified under “Risk Factors” and elsewhere in this prospectus. Actual results could differ materially from results referred to in the forward-looking statements. In addition, important factors to consider in evaluating such forward-looking statements include changes in external market factors, changes in our business or growth strategy or an inability to execute its strategy, including due to changes in its industry or the economy generally. In light of these risks and uncertainties, there can be no assurances that the results referred to in the forward-looking statements contained in this prospectus will in fact occur. We undertake no obligation to publicly revise these forward-looking statements to reflect any future events or circumstances.

USE OF PROCEEDS

All shares of common stock sold pursuant to this prospectus will be sold by the selling stockholders and we will not receive any of the proceeds from such sale.

SELLING STOCKHOLDERS

Principal Financial Group, Inc. is selling 1,500,000 shares, Thomas L. Blair is selling 1,000,000 shares and the trustee of the Irrevocable Trust of the Blair Grandchildren (the “Trust”) is selling 500,000 shares of our common stock offered by this prospectus.

Principal Holding Company, a wholly owned subsidiary of Principal Financial Group, Inc., is our largest shareholder with 7,977,500 shares, or 19.9% of our outstanding stock. The Principal Financial Group, Inc. is a leading provider of retirement savings, investments and insurance products and services with $195.2 billion in assets under management and approximately 15 million customers worldwide as of December 31, 2005. Its U.S. and international operations concentrate primarily on asset accumulation and management. In addition, Principal Financial Group, Inc. offers a broad range of individual and group life insurance, group health insurance, and individual and group disability insurance.

Thomas L. Blair is the founder of HealthExtras and its predecessor, and is currently a Director. He served as Chairman of our Board of Directors from 1999 to June 2005. Mr. Blair also served as Chairman and Chief Executive Officer or Co-Chief Executive Officer of United Payors & United Providers, Inc. from January 1995 until its acquisition by BCE Emergis Inc. in March 2000. Mr. Blair is the settlor of the Trust.

The following table sets forth the number of shares of our common stock the selling stockholders will beneficially own immediately before and after this offering, in each case together with the percentage of the total voting power of our capital stock represented by such shares, based on the 40,110,877 shares outstanding as of March 21, 2006. The information included in the table as to the selling stockholders has been furnished to us by or on behalf of the selling stockholders for inclusion in this prospectus. The information is based upon the assumption that the selling stockholders do not sell any shares of our common stock shown in the table as owned other than the shares of common stock to be sold under this prospectus.

	Beneficial Ownership Prior to the Offering					Beneficial Ownership After Completion of the Offering
Name of Beneficial Owner	Shares		Percent		Shares to be sold	Shares		Percent
Principal Financial Group, Inc.	7,977,500		19.9%		1,500,000	6,477,500		16.2%
Thomas L. Blair	6,121,400	(1)	15.3	%(1)	1,000,000	4,621,400	(1)	11.5	%(1)
Alice M. Blair, as trustee of the Irrevocable Trust of The Blair Grandchildren dated July 8, 1999	2,810,000	(1)	7.0	%(1)	500,000	2,310,000	(1)	5.8	%(1)

(1)	Alice M. Blair, trustee of the Trust, is the spouse of Thomas L. Blair. The shares beneficially owned by Thomas L. Blair prior to and after completion of the offering are deemed to include the shares beneficially owned by the Trust.

PLAN OF DISTRIBUTION

We are registering 3,000,000 shares of our common stock for possible sale by selling stockholders. Unless the context otherwise requires, as used in this prospectus, “selling stockholders” includes the selling stockholders named in the table above. The selling stockholders may offer and sell all or a portion of the shares covered by this prospectus from time to time, in one or more combination of the following transactions:

•	on the Nasdaq Stock Market’s National Market, in the over-the-counter market, or on any national securities exchange on which our shares are listed or traded;

•	in privately negotiated transactions;

•	in underwritten transactions;

•	in a block trade in which a broker-dealer will attempt to sell the offered shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

•	in ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

•	through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise.

The selling stockholders may sell the shares at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the shares from time to time will be determined by the selling stockholders and, at the time of the determination, may be higher or lower than the market price of our common stock on the Nasdaq National Market or any other exchange or market.

The shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The selling stockholders may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling stockholders and any underwriters, dealers or agents participating in a distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, and any profit on the sale of the shares by the selling stockholders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

We and the selling stockholders may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act. The selling stockholders will pay any underwriting discounts or commissions relating to the sale of the shares of common stock in any underwritten offering, and will pay or reimburse us for the costs of this offering.

Upon our notification by the selling stockholders that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

•	the number of shares being offered;

•	the terms of the offering;

•	the names of the participating underwriters, broker-dealers or agents;

•	any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

•	the public offering price; and

•	other material terms of the offering.

The selling stockholders are subject to the applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by the selling stockholders. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. The restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities for the shares.

VALIDITY OF COMMON STOCK

The validity of the shares of common stock offered by this prospectus will be passed upon by Muldoon Murphy & Aguggia LLP, our legal counsel.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in “Management’s Report on Internal Control Over Financial Reporting”) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You can read our SEC filings, including this prospectus, over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operations of the public reference facilities. Our SEC filings are also available at the office of the Nasdaq National Market at 1735 K Street, N.W., Washington, D.C. 20006.

We have filed a registration statement on Form S-3 with the SEC with respect to the common stock offered by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

The SEC allows us to “incorporate by reference” certain of our publicly-filed documents into this prospectus, which means that information included in those documents is considered part of this prospectus. Information that we file after the date of this prospectus will automatically update and supersede this information. We incorporate by reference the previously filed documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the closing date of the offering.

Any statement contained in a document that is incorporated by reference shall be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or replaces such statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superseded.

The following documents previously filed with the SEC are incorporated by reference in this prospectus:

1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

2.	Our Current Report on Form 8-K filed on March 23, 2006.

3.	Our description of our common stock contained in our Form 8-A filed on December 10, 1999.

You may request a free copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing or telephoning us at the following address:

HealthExtras, Inc.

800 King Farm Boulevard

Rockville, Maryland 20850

(301) 548-2900

Attn: Director of Financial Reporting

SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The following is a description of certain provisions of the Delaware General Corporation Law (the “DGCL”) and our Amended and Restated Certificate of Incorporation, as such provisions relate to the indemnification of our directors and officers. This description is intended only as a summary and is qualified in its entirety by reference to the applicable provisions of the DGCL and the Amended and Restated Certificate of Incorporation that are incorporated herein by reference.

Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity at another corporation or business organization, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe that such person’s conduct was unlawful. A Delaware corporation may indemnify officers and directors against expenses (including attorneys’ fees) in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of a corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of his fiduciary duty as a director; provided, however, that such clause shall not apply to any liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (Liability of Directors for Unlawful Payment of Dividend or Unlawful Stock Purchase or Redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

Our Amended and Restated Certificate of Incorporation allows for the elimination of a director’s personal liability for breach of fiduciary duty to the full extent permissible under the DGCL. In addition, our Amended and Restated Certificate of Incorporation states that we shall indemnify our directors and officers to the full extent allowable under the DCGL; provided, however, that we shall indemnify any person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by our Board of Directors. Our Amended and Restated Certificate of Incorporation further states that we may, to the extent authorized from time to time by our Board of Directors, grant rights to indemnification to our employees and agents similar to those provided to our directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

PROSPECTUS

3,000,000 Shares

Common Stock

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution(1)

Securities and Exchange Commission filing fee	$11,855
Printing(2)	5,000
Legal fees and expenses(2)	60,000
Accounting fees and expenses(2)	55,000
Miscellaneous, including Transfer Agent fees and expenses(2)	13,145

Total	$145,000

(1)	Selling stockholders will pay all underwriting discounts and commissions, and will pay or reimburse to the Registrant the other expenses of the Offering.
(2)	Estimated.

Item 15.	Indemnification Of Directors And Officers.

As permitted by Section 145 of the Delaware General Corporation Law, Articles 9 and 10 of the Registrant’s Amended and Restated Certificate of Incorporation, as set forth below, provide, that the Corporation shall, to the fullest extent permitted by Delaware law as amended from time to time, indemnify its directors and officers:

NINTH:

A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B. The right to indemnification conferred in Section A of this Article NINTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, services to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advance of expenses conferred in Sections A and B of this Article NINTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

C. If a claim under Section A or B of this Article NINTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advance of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct, or in the case of such a suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advance of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advance of expenses, under this Article NINTH or otherwise shall be on the Corporation.

D. The rights to indemnification and to the advancement of expenses conferred in this Article NINTH shall not be exclusive of any other right which any person may have or thereafter acquire under any statute, the Corporation’s Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or subsidiary or Affiliate or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article NINTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

TENTH:

A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability: (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

Item 16.	Exhibits.

Exhibit Number	Description
1.1	Form of Underwriting Agreement(1)

4.1	Specimen Stock Certificate of HealthExtras, Inc.(2)

4.2	Amended and Restated Certificate of Incorporation(3)

4.3	Bylaws(4)

4.4	Registration Rights Agreement dated June 18, 2004 by and among HealthExtras, Inc. and Kenneth J. Sack and the Sack Family Trust(5)

5.1	Form of Opinion of Muldoon Murphy & Aguggia LLP re: legality of shares(6)

23.1	Consent of PricewaterhouseCoopers LLP(6)

23.2	Consent of Muldoon Murphy & Aguggia LLP (contained in exhibit 5.1)

24.1	Power of Attorney (contained on signature pages)

(1)	Any underwriting agreement will be filed as an Exhibit to a Form 8-K Current Report.
(2)	Incorporated herein by reference to Exhibit 4.1 of the Registration Statement No. 333-83761 on Form S-1, as amended, initially filed on July 26, 1999.
(3)	Incorporated herein by reference to Exhibit 3.1(b) of the Registration Statement No. 333-83761 on Form S-1, as amended, initially filed on July 26, 1999.
(4)	Incorporated herein by reference to Exhibit 3.2 of the Registration Statement No. 333-83761 on Form S-1, as amended, initially filed on July 26, 1999.
(5)	Incorporated herein by reference to Exhibit 4.2 to the Registrant’s Form 8-K Current Report filed on June 23, 2004.
(6)	Filed herewith.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii), and (1)(iii) of this section do not apply if the registration statement is on Form S-3 (§239.13 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser:

(i)	if the registrant is relying on Rule 430B (§230.430B of this chapter):

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3), (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(l)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 23rd day of March, 2006.

HEALTHEXTRAS, INC.

By:	/s/ David T. Blair
David T. Blair Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under “SIGNATURES” constitutes and appoints, David T. Blair and Michael P. Donovan, his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ David T. Blair David T. Blair	Chief Executive Officer and Director (Principal Executive Officer)	March 23, 2006

/s/ Michael P. Donovan Michael P. Donovan	Chief Financial Officer and Chief Accounting Officer (Principal Financial and Accounting Officer)	March 23, 2006

/s/ Thomas L. Blair Thomas L. Blair	Director	March 23, 2006

/s/ William E. Brock William E. Brock	Director	March 23, 2006

/s/ Edward S. Civera Edward S. Civera	Chairman of the Board	March 23, 2006

/s/ Steven B. Epstein Steven B. Epstein	Director	March 23, 2006

/s/ Frederick H. Graefe Frederick H. Graefe	Director	March 23, 2006

/s/ Thomas J. Graf Thomas J. Graf	Director	March 23, 2006

Daniel J. Houston	Director	March , 2006

/s/ Michael R. McDonnell Michael R. McDonnell	Director	March 23, 2006

Deanna D. Strable-Soethout	Director	March , 2006

/s/ Dale B. Wolf Dale B. Wolf	Director	March 23, 2006

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement(1)

4.1	Specimen Stock Certificate of HealthExtras, Inc.(2)

4.2	Amended and Restated Certificate of Incorporation(3)

4.3	Bylaws(4)

4.4	Registration Rights Agreement dated June 18, 2004 by and among HealthExtras, Inc. and Kenneth J. Sack and the Sack Family Trust(5)

5.1	Form of Opinion of Muldoon Murphy & Aguggia LLP re: legality of shares(6)

23.1	Consent of PricewaterhouseCoopers LLP(6)

23.2	Consent of Muldoon Murphy & Aguggia LLP (contained in exhibit 5.1)

24.1	Power of Attorney (contained on signature pages)

(1)	Any underwriting agreement will be filed as an Exhibit to a Form 8-K Current Report.
(2)	Incorporated herein by reference to Exhibit 4.1 of the Registration Statement No. 333-83761 on Form S-1, as amended, initially filed on July 26, 1999.
(3)	Incorporated herein by reference to Exhibit 3.1(b) of the Registration Statement No. 333-83761 on Form S-1, as amended, initially filed on July 26, 1999.
(4)	Incorporated herein by reference to Exhibit 3.2 of the Registration Statement No. 333-83761 on Form S-1, as amended, initially filed on July 26, 1999.
(5)	Incorporated herein by reference to Exhibit 4.2 to the Registrant’s Form 8-K Current Report filed on June 23, 2004.
(6)	Filed herewith.